UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

PRAXSYN CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	333-130446	20-3191557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18013 Sky Park Circle, Suite A, Irvine, CA 92614
(Address of principal executive offices, including zip code)

(949) 777-6112
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

On June 9, 2015 Mesa Pharmacy, Inc. (“Mesa”), a wholly subsidiary of Praxsyn Corporation, a Nevada corporation (the “Company”) entered into a Services Agreement (“Agreement”) as attached hereto and incorporated by this reference herein as Exhibit 10.1 with NHS Pharma Sales, Inc., a California corporation (“NHS”). Below is a summary of the “Services” to be performed by NHS pursuant to the Agreement:

●	Billing services;
●	Insurance contract reviews and negotiations;
●	Due diligence for mergers and acquisitions;
●	Advice and assistance with desk and on-sight insurance audits;
●	Marketing and the promotion of Mesa’s products and services.

The material terms of the Agreement include that: a) the term of the Agreement shall be for one year; b) either party may terminate the Agreement without cause upon giving the other party thirty (30) days’ written notice; c) in line with the previous compensation paid to NHS by Mesa, Mesa shall pay NHS monthly scheduled flat fee payments totaling $120,000,000 over the term of the Agreement for the Services; and d) the Script Processing Services Contract, dated December 4, 2014 and the Marketing Company Agreement, dated January 26, 2015, entered into by Mesa and NHS are now null and void and of no further effect.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Services Agreement, dated June 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Edward Kurtz
Edward Kurtz, Chief Executive Officer

Dated: June 15, 2015